UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2018

JAMES RIVER GROUP HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                +1-441-278-4580

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2018, Steven J. Hartman, President and Chief Executive Officer of the Specialty Admitted Insurance segment of James River Group Holdings, Ltd. (the “Company”), left the Company.

Item 8.01	Other Events.

On October 22, 2018, the Company issued a press release announcing the hiring of Terry McCafferty to replace Mr. Hartman as President and Chief Executive Officer of the Company’s Specialty Admitted Insurance segment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated October 22, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

James River Group Holdings, Ltd.

Dated: October 22, 2018	By:	/s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated October 22, 2018

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